Exhibit 99.1

NEWS RELEASE

Allegion to Acquire Stanley Black & Decker’s

Access Technologies Business

●	Bolsters Allegion’s seamless access strategy with a category market leader

●	Expands Allegion’s portfolio with full spectrum of high-quality automatic entrance solutions

●	Grows Allegion Americas’ core business with an adjacent product and services category

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$900 million purchase price on a cash-free, debt-free basis ($810 million when adjusting for ~$90 million in tax benefits); Implies 2022E EBITDA multiple of ~16x (~12.5x including run-rate synergies and tax benefits)

●	Allegion provides update on first-quarter and full-year standalone outlook

●	Allegion to host conference call at 8 a.m. ET today

DUBLIN (April 22, 2022) – Allegion plc (NYSE: ALLE), a leading global security products and solutions provider, has signed a definitive agreement to acquire Stanley Access Technologies LLC (“Access Technologies”) and assets related to the automatic entrance solutions business from Stanley Black & Decker, Inc. (NYSE: SWK) for $900 million in cash. When adjusted for approximately $90 million in tax benefits, the purchase price is $810 million on a cash-free, debt-free basis. Reducing the amount paid by the tax benefits, the purchase price represents approximately 14.5x 2022E EBITDA, or approximately 12.5x including run-rate synergies.

Access Technologies is a leading manufacturer, installer and service provider of automatic doors in North America, primarily in the United States and Canada. Its diversified customer base centers on non-residential settings, including retail, healthcare, education, commercial offices, hospitality and government. Access Technologies generated approximately $340 million in net sales in 2021.

As a result of this acquisition, Allegion will significantly expand its breadth of access, egress and access control solutions. In addition, Allegion will have exposure to high-growth segments across a large installed base, as well as the scale and coverage to better serve its commercial and institutional customers with automatic entrance solutions and access technologies.

“We are excited to add the Access Technologies business to our portfolio of solutions,” said David D. Petratis, Allegion chairman, president and CEO. “With this acquisition, we will expand in an adjacent market segment, ultimately providing customers and end users with a more comprehensive offering for seamless access wherever they reside, work and thrive. Combining Access Technologies’ high-quality products and services with our ability to deliver value through access will significantly expand our core business and accelerate growth. Access Technologies shares a strong track record of innovation and is a market leader in its category. We look forward to welcoming the team to the Allegion family and unlocking greater value for our customers and our shareholders.”

“Allegion has a proven record of investing in its core business and driving innovation, which will offer significant benefits for our business, employees and customers,” said Brian Pertman, Access Technologies President, General Manager.

NEWS RELEASE

“As a global industry leader in access technology and security, Allegion will provide our business with incredibly strong new end user, architectural and specification relationships and distribution networks, as well as additional resources to take our business to the next level. We know Allegion well and believe our shared culture of providing quality solutions to customers will accelerate our business into the future.”

Compelling Strategic and Financial Benefits

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Creates a more comprehensive portfolio of access solutions with the addition of automated entrances: The acquisition bolsters Allegion’s seamless access strategy with a highly complementary category market leader. Access Technologies is an end-to-end automatic entrance solutions provider, with a history of driving revenue growth and capturing market share through innovative product solutions and strong service excellence. Its high-quality portfolio will enable Allegion to expand its addressable market, while Allegion’s strength in specifications and institutional markets can fuel further growth for the automatic entrance solutions category. Allegion’s digital strategy and expertise in mobile applications and software will increase Access Technologies’ connected capabilities, also allowing Allegion to further capitalize on the industry shift toward smart security solutions in a new category.

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Adds installation and maintenance services: Access Technologies has an expansive service and support network in North America, which is a value driver for its category. The acquisition builds on Allegion’s earlier investments in accelerating delivery and efficiency through an expanded service center footprint and broader distribution capabilities.

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Broadens solutions for attractive end markets: Access Technologies serves a breadth of national, regional and local customers of all sizes in a variety of verticals, which are complementary to Allegion’s strengths in the Americas non-residential markets. It will also provide greater access for Allegion in areas of strength for the Access Technologies business.

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Expands revenue through services, with a significant customer base: The acquisition adds services that provide ongoing and consistent revenue streams. The services business is an important driver of the customer value proposition and a driver of aftermarket revenue. The companies expect this acquisition to also grow Access Technologies’ services business as it capitalizes on Allegion’s broader footprint in the Americas region and as the business unit captures cross-selling opportunities within Allegion’s customer base.

This acquisition progresses Allegion’s strategy to create value “by securing people and assets with seamless access wherever they reside, work and thrive.”

Transaction Terms and Financing

Allegion intends to finance the transaction through a combination of cash, borrowings under its existing revolving credit facility and new debt financing. Following the transaction, the net debt to adjusted EBITDA is expected to naturally de-lever over time, given strong liquidity and ongoing cash generation. Allegion has obtained fully committed financing from Goldman Sachs & Co. LLC. The transaction is not subject to a financing condition.

NEWS RELEASE

The acquisition, which has been unanimously approved by Allegion’s Board of Directors, is expected to close in the third quarter of 2022, subject to regulatory approval and customary closing conditions.

Following the close of the acquisition, Allegion expects to operate the Access Technologies business as part of the Allegion Americas segment.

Allegion Standalone First-Quarter 2022 Results and Full-year Outlook Update

In the first quarter of 2022, the Allegion business, on a standalone basis, is projecting revenue of approximately $723 million and earnings per share of approximately $1.05 (with an adjusted earnings per share of approximately $1.07).

The company is affirming its previously reported standalone full-year 2022 outlook for earnings per share of $5.50 to $5.70 on a reported basis and $5.55 to $5.75 on an adjusted basis.

Adjustments to 2022 EPS of $0.05 per share include expected charges for restructuring and acquisition and integration expenses.

More details will come on the company’s previously announced first-quarter 2022 earnings call on Tuesday, April 26, 2022.

Advisors

Goldman Sachs & Co. LLC is serving as financial advisor to Allegion, and Kirkland & Ellis LLP is acting as Allegion’s legal advisor.

Conference Call and Webcast

Allegion will host a conference call today, Friday, April 22, 2022, at 8 a.m. ET to discuss this announcement.

A real-time, listen-only webcast of the conference call will be broadcast live, through the company’s website at https://investor.allegion.com/. The conference call may be accessed by dialing 877-883-0383 in the United States or 412-902-6506 internationally and entering Conference ID 2879206.

Due to an anticipated high number of participants, listeners are encouraged to join the webcast unless they intend to ask questions. Those joining by phone should dial in at least 10 minutes prior to the start of the call.

A webcast replay will be available at investor.allegion.com shortly after the call.

As previously announced, Allegion will host its first-quarter 2022 earnings call on Tuesday, April 26, 2022, at 8 a.m. ET. The call will be broadcast live, through the company’s website at https://investor.allegion.com/.

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NEWS RELEASE

About Allegion

Allegion (NYSE: ALLE) is a global pioneer in seamless access, with leading brands like CISA®, Interflex®, LCN®, Schlage®, SimonsVoss® and Von Duprin®. Focusing on security around the door and adjacent areas, Allegion secures people and assets with a range of solutions for homes, businesses, schools and institutions. Allegion had $2.9 billion in revenue in 2021, and its security products are sold around the world. For more, visit www.allegion.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, including statements regarding the continued impacts of the global COVID-19 pandemic, supply chain constraints, electronic component and labor shortages, inflation, rising freight and material costs, impacts of Russia’s invasion of Ukraine including further supply chain disruptions and the increased risk of cyber-attacks in connection with such invasion, the company’s 2022 financial performance, the company’s business plans and strategy, the company’s growth strategy, the company’s capital allocation strategy, the company’s tax planning strategies, and the performance of the markets in which the company operates. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “forecast,” “outlook,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” or the negative thereof or variations thereon or similar expressions generally intended to identify forward-looking statements. Forward-looking statements may relate to such matters as projections of revenue, margins, expenses, tax provisions, earnings, cash flows, benefit obligations, dividends, share purchases or other financial items; any statements of the plans, strategies and objectives of management for future operations, including those relating to any statements concerning expected development, performance or market share relating to our products and services; any statements regarding future economic conditions or our performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These statements are based on the company’s currently available information and our current assumptions, expectations and projections about future events. They are subject to future events, risks and uncertainties - many of which are beyond the company’s control - as well as potentially inaccurate assumptions, that could cause actual results to differ materially from those in the forward-looking statements. Further information on these factors and other risks that may affect the company’s business is included in filings it makes with the Securities and Exchange Commission from time to time, including its Form 10-K for the year ended Dec. 31, 2021, Form 10-Q for the quarters ended March 31, 2021, June 30, 2021, and Sept. 30, 2021, and in its other SEC filings. The company undertakes no obligation to update these forward-looking statements.

Media:

Whitney Moorman – Reputation Management Leader

+1.317.810.3241 / +1.317.379.7219 (mobile)

Whitney.Moorman@allegion.com / PR@allegion.com

Analysts:

Tom Martineau – Vice President, Investor Relations, and Treasurer

+1.317.810.3759

Tom.Martineau@allegion.com

Source: Allegion plc